Indiana United Bancorp
                            201 N. Broadway
                       Greensburg, Indiana 47240


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 To be held on Tuesday, June 23, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Indiana United Bancorp (the "Company") will be held in the Conference Center on the second floor of the Company's principal office at 201 N. Broadway, Greensburg, Indiana, on Tuesday the 23rd day of June, 1998, at 10:00 A.M. (Eastern Standard Time), for the following purposes:

  1. To elect to the Board of Directors ten (10) directors to serve until the next Annual Meeting and until their successors are elected and qualified;

  2. To consider a proposed amendment to the Articles of Incorporation to increase the number of authorized Common Shares from 3,000,000 to 10,000,000.

  3. To ratify the appointment of Geo. S. Olive & Co. LLC as the Company's independent accountants for the fiscal year ending December 31, 1998; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 15, 1998 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.


                                   By Order of the Board of Directors,




                                   SUE FAWBUSH
                                   Secretary


Greensburg, Indiana
May 19, 1998

                        INDIANA UNITED BANCORP
                            201 N. Broadway
                       Greensburg, Indiana 47240

                            PROXY STATEMENT
                                  FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                             JUNE 23, 1998

                             INTRODUCTION

     This Proxy Statement is being furnished to shareholders of Indiana United Bancorp, an Indiana corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of record of the Company's outstanding shares of common stock, no par value per share (the "Common Stock"), as of the close of business on May 15, 1998, for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, June 23, 1998, at 10:00 a.m. (Eastern Standard Time) in the Conference Center on the second floor of the Company's principal office at 201 N. Broadway, Greensburg, Indiana, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the Company's shareholders on or about May 19, 1998.

Purposes of the Annual Meeting

     At the Annual Meeting, holders of shares of Common Stock will be asked to consider and to vote upon the following matters:

  (i.) The election of ten directors of the Company who will serve until the 1999 Annual Meeting and until their successors are elected and qualified;

  (ii.)     A proposed amendment to the Articles of Incorporation to
      increase the number of authorized Common Shares from 3,000,000 to 10,000,000;

  (iii.)    The appointment of Geo. S. Olive & Co. LLC as the Company's independent accountants for the fiscal year ending December 31, 1998;
      and

  (iv.)     Such other business as may properly come before the Annual
      Meeting.

     The Board of Directors has unanimously recommended that shareholders vote "FOR" the election of the Board of Directors' ten nominees for election as directors of the Company, "FOR" the proposed amendment to the Articles of Incorporation, and "FOR" the ratification of the Board of Directors' appointment of Geo. S. Olive & Co. LLC as the Company's independent accountants. As of the date of this Proxy Statement, the Board of Directors knows of no other business to come before the Annual Meeting.

Voting Rights and Proxy Information

     Only holders of record of shares of Common Stock as of the close of business on May 15, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Common Stock are entitled to one vote per share on any matter that may properly come before the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting. As of May 15, 1998, there were 2,387,314 shares of Common Stock outstanding.

     The affirmative vote of a plurality of the shares of Common Stock represented in person or by properly executed proxy at the Annual Meeting is required to approve the election of each of the Company's nominees for election as a director. The affirmative vote of a majority of the shares of Common Stock voted is required to approve the proposed amendment to the Articles of Incorporation, and to ratify the appointment of Geo. S. Olive & Co. LLC as the Company's independent accountants for the fiscal year ending December 31, 1998.

     All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of the Board of Directors' ten nominees as directors of the Company, for the approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized Common Shares from 3,000,000 to 10,000,000 and for the ratification of the appointment of Geo. S. Olive & Co. LLC as the Company's independent accountants.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Company, to the attention of Sue Fawbush, Secretary.

     The Company will bear the cost of this solicitation. In addition to solicitation by mail, the Company will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

Annual Report

     The Company's 1997 Annual Report, which includes consolidated financial statements, accompanies this Proxy Statement.

Principal Shareholders

     As of May 1, 1998, the following individuals or entities reported beneficial ownership of Common Stock in excess of 5% of the Company's outstanding Common Stock:

      Name and Address             Number of Shares        Percentage of
      of Beneficial Owner        Beneficially Owned(1)   Outstanding Shares
      Robert S. Dunevant
      3402 N. Dearborn Rd.
      West Harrison, IN  47060       233,204 (2)                9.8%

      Douglas T. Breeden
      100 Europa Drive,
      Suite 200
      Chapel Hill, NC  27514         121,842 (3)                5.1%

(1) The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company. Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

(2) Includes 102,643 shares held by Mr. Dunevant's wife, over which Mr. Dunevant's wife has sole voting and investment power, and 2,502 shares held by the Unity Company, over which Mr. Dunevant has shared voting and investment power.

(3) Includes 6,700 shares held by the Breeden Community Corporation, Inc., over which Mr. Breeden has shared voting and investment power. Does not include 3,150 shares held by Mr. Breeden's wife, over which Mr. Breeden's wife has sole voting and investment power.

                         ELECTION OF DIRECTORS
                           (Item 1 on Proxy)

     A board of ten directors of the Company is to be elected at the Annual Meeting, each of whom is to serve, subject to the provisions of the Bylaws, until his successor is duly elected and qualified. The names of the nominees proposed for election as directors, all of whom are presently directors of the Company, are set forth below and the following information is furnished with respect to each:

                                       Director of    Common Stock    Percentage
                 Principal               Company      Beneficially        of
               Occupation or           Continuously     Owned as     Outstanding
Nominee        Employment (1)    Age      Since        of 5/1//98(2)    Shares
John E.       Retired Senior      68   May 1, 1998       33,145(3)      1.4%
Back          Vice President,
               Sperry Rubber
               and Plastics Co.

William G.   Chairman and         48   April 25, 1989   110,999(4)      4.6%
Barron       President,
               Wm. G. Barron
               Enterprises,
               (commercial
               real estate
               broker,
               manager and
               developer)

Dale J.      Partner, Deffner    65   May 1, 1998        70,481(5)      3.0%
Deffner      and Tebbe
               (public
               accounting firm)

Robert S.    Retired             78   May 1, 1998       233,204(7)      9.8%
Dunevant     commercial banker
             (6)

Philip A.    Partner, Coldren    53   Sept. 16, 1987      8,372(8)  less than 1%
Frantz       & Frantz
               (attorneys at
               law)

Robert E.    Chairman of the     59   its incorpor-      67,271(10)     2.8%
Hoptry       Board and Chief          ation on March
             Executive Officer        30, 1983
             of the Company(9)

James L.     President and       46   May 1, 1998        22,345(12) less than 1%
Saner        Chief Operating
             Officer of the
             Company (11)

Dale E.      President, Smith    64   May 1, 1998        34,867(13)     1.5%
Smith        Realty and
               Insurance, Inc.

Martin G.    Retired Farmer      71   March 30, 1983     40,817(14)     1.7%
Wilson

Edward J.    President, E. M.    53   March 17, 1994      3,028(15) less than 1%
Zoeller      Cummings Veneer,
               Veneer, Inc.,
               (manufacturer of
               veneered
               furniture parts)

All
directors
and
executive
officers as
a group (14
in number
including
the above-
named
persons)                                                639,646        26.8%

(1) Except where otherwise indicated, this principal occupation or employment has continued during the past five years.

(2) The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company. Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

(3) Includes 25,130 shares held by Mr. Back's wife over which he shares voting and investment power.

(4) Includes 7,773 shares held by Mr. Barron as custodian under the Kentucky Uniform Gifts to Minors Act for the benefit of his children and 4,985 shares held by Mr. Barron in his Individual Retirement Account, over which Mr. Barron has sole voting and investment power. Also includes 8,950 shares over which Mr. Barron has shared voting and investment power with his mother, Frankie G. Barron, as co-trustee of trusts for the benefit of certain family members of Mr. Barron. Also includes 26,079 shares held by Mr. Barron's wife as trustee of a trust for the benefit of Mr. Barron's wife and his children and 5,703 shares held by Mr. Barron's wife in her Individual Retirement Account, over which Mr. Barron's wife has sole voting and investment power. Mr. Barron disclaims beneficial ownership of all shares in which his wife has sole voting or investment power. Also includes 30,366 shares held in the Barron Family Partnership, LTD, over which Mr. and Mrs. Barron have shared voting and investment power.

(5) Includes 31,235 shares held directly by Mr. Deffner's wife and 3,466 shares held by Mr. Deffner's wife in her Individual Retirement Account over which Mr. Deffner's wife has sole voting and investment power. Also includes 3,466 shares held by Mr. Deffner through an Individual Retirement Account, over which he has sole voting and investment power.

(6) Mr. Dunevant holds the honorary position of Vice Chairman of the Board of the Company. Prior to May 1, 1998, Mr. Dunevant was Chairman of the Board of P.T.C. Bancorp and, prior to October 1, 1983, the Chief Executive Officer of Peoples Trust Company, Brookville, Indiana.

(7) For information regarding Mr. Dunevant's beneficial ownership of common stock, see footnote (2) under "INTRODUCTION - Principal Shareholders".

(8) Includes 68 shares owned directly by Mr. Frantz's wife and 337 shares held by Mr. Frantz's wife through an Individual Retirement Account, over which Mr. Frantz's wife has sole voting and investment power. Also includes 2,995 shares held jointly by Mr. Frantz with his wife, over which he shares voting and investment power and 1,932 shares held in Mr. Frantz's Individual Retirement Account, over which he has sole voting and investment power.

(9) Mr. Hoptry serves as Chairman of the Board and Chief Executive Officer of the Company. Prior to May 1, 1998, Mr. Hoptry also served as President of the Company.

(10) Includes 7,193 shares held by Mr. Hoptry through the Company's Retirement and Savings Incentive Plan and 1,044 shares in his Individual Retirement Account, over which he has sole voting and investment power. Also includes 522 shares held by Mr. Hoptry's wife through an Individual Retirement Account, over which Mr. Hoptry's wife has sole voting and investment power.

(11) Mr. Saner serves as President and Chief Operating Officer of the Company. Prior to May 1, 1998, Mr. Saner had served as President and Chief Executive Officer of PTC Bancorp, which merged with the Company on April 30, 1998.

(12) Includes 2,289 shares held jointly by Mr. Saner with his wife and 197 shares held for the benefit of Mr. Saner's sons, over which Mr. Saner shares voting and investment power. Includes 571 shares held by Mr. Saner's wife through an Individual Retirement Account, over which Mr. Saner's wife has sole voting and investment power. Also includes 3,569 shares held by Mr. Saner through an Individual Retirement Account, over which Mr. Saner has sole voting and investment power.

(13) Includes 16,662 shares held by Mr. Smith's wife, over which she has sole voting and investment power. Also includes 6,020 shares held for the benefit of Mr. Smith's minor grandchildren, and 4,318 shares held by Mr. Smith's daughter, over which Mr. Smith shares voting and investment power.

(14) Includes 22,000 shares owned by Mr. Wilson's wife over which she has sole voting and investment power.

(15) Includes 460 shares owned by Mr. Zoeller's wife through an Individual Retirement Account, over which Mr. Zoeller's wife has sole voting and investment power. Includes 1,122 shares held jointly by Mr. Zoeller with his wife and 56 shares held jointly with each of his two daughters over which Mr. Zoeller shares voting and investment power. Also includes 723 shares held by Mr. Zoeller in his Individual Retirement Account over which he has sole voting and investment power.

     The Company Board of Directors recommends a vote "FOR" the election of each of the Company's nominees for election as a director.

     Shares of Common Stock of the Company represented by proxies executed and received in the accompanying form will be voted for the election of all of the above nominees as directors of the Company, unless otherwise indicated. The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director for any reason. However, in the event that one or more of such nominees is unable or unwilling to serve, the persons named in the proxies or their substitutes shall have authority, according to their judgment, to vote or to refrain from voting for other individuals as directors.

     The Board of Directors considers nominations of candidates for election as directors. The Company's Bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors (the "Shareholder Notice Procedure"). The Shareholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. Under the Shareholder Notice Procedure, to be timely, notice of shareholder nominations to be made at an annual or special meeting must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

     Under the Shareholder Notice Procedure, a shareholder's notice to the Company proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating shareholder, the number of shares of Common Stock that are owned by such shareholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the Shareholder Notice Procedure, such person will not be eligible for election as a director.

     By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure affords the Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications.

         CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Directors who are not officers of the Company are paid an annual retainer of $5,000 for serving on the Board plus an attendance fee of $750 per meeting. The retainer is based on six regular meetings annually. During 1997, the Board met ten times. After completion of the merger with PTC Bancorp, the Board agreed to hold twelve regular meetings annually. The Board of Directors has an Audit Committee and a Compensation Committee. Committee members are paid an attendance fee of $750 per meeting held on a day on which there is not a Board meeting.

     The Audit Committee held six meetings during 1997. The members of the committee during 1997, none of whom are employees of the Company, were William G. Barron, Philip A. Frantz (who served as chairman of the Audit Committee), Martin G. Wilson, and Edward J. Zoeller. Following the merger with PTC Bancorp, the Audit Committee was reconstituted to consist of John E. Back, Robert S. Dunevant, Philip A. Frantz, Dale E. Smith and Edward J. Zoeller, none of whom are employees of the Company. The functions of the Audit Committee include review of the programs of the Company's internal auditors, the results of their audits and the adequacy of the Company's system of internal controls and accounting practices. In addition, the committee has direct access to the Company's independent accountants, Geo. S. Olive & Co. LLC, and reviews the scope of their annual audit prior to its commencement and reviews the types of services for which the Company retains Geo. S. Olive & Co. LLC. The committee also reviews all regulatory examination reports.

     The Compensation Committee held one meeting during 1997 for the purpose of discussing the factors and criteria upon which the compensation of the Company's executive officers will be based in 1998. The members of the committee, none of whom are employees of the Company, were the same four directors that served on the Audit Committee during 1997. Following the merger with PTC Bancorp, the Compensation Committee was reconstituted to consist of William G. Barron, Dale J. Deffner, Robert S. Dunevant, Philip A. Frantz and Edward J. Zoeller, none of whom are employees of the Company. The function of the Compensation Committee is to establish the compensation of members of executive management.

     The Company does not have a Nominating Committee.

       SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of 10% or more of the outstanding Common Stock to file reports concerning their direct or indirect ownership of Company securities. The Company believes that all such reports were filed timely in compliance with Section 16(a) during 1997.

                   EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names and ages of all executive officers of the Company and their positions. Except as set forth below, each executive officer has held the specified position for the last five years.

        Name                   Age    Position
        Robert E. Hoptry       59     Chairman of the Board and
                                      Chief Executive Officer (1)

        James L. Saner         46     President and Chief Operating
                                      Officer (2)

        Jay B. Fager           50     Treasurer and Chief Financial
                                      Officer (3)

        Daryl R. Tressler      46     Vice President (4)

        Michael K. Bauer       43     Vice President (5)

        Lynn T. Gordon         48     Vice President (6)

1.   Prior to May 1, 1998, Mr. Hoptry was also President of the Company.

2. Prior to May 1, 1998, Mr. Saner was the President and Chief Executive Officer of P.T.C. Bancorp.

3. Mr. Fager was elected Treasurer and Chief Financial Officer in September 1995. From January 1995 to September 1995, he served as Senior Vice President and Controller of the Company's subsidiary, Union Bank and Trust Company of Indiana, and, from April 1990 to September 1995, as Vice President and Controller of that subsidiary.

4. Mr. Tressler has served as President and Chief Executive Officer of the Company's subsidiary, Union Bank and Trust Company of Indiana, since January 11, 1994 and, additionally, as Chairman of the Board of that subsidiary since April 26, 1994. He previously served as President and Chief Executive Officer of a former subsidiary of the Company, Peoples Bank, Portland, Indiana, from February 1, 1989 through June 30, 1994, when Peoples Bank merged with the Company's other commercial bank subsidiary, Union Bank and Trust Company of Greensburg, to form Union Bank and Trust Company of Indiana.

5. Mr. Bauer has served as President and Chief Executive Officer of the Company's subsidiary, Regional Federal Savings Bank, since September 6, 1995 and, additionally, as Chairman of the Board of that subsidiary since May 22, 1996. From 1988 to September 1995, Mr. Bauer was President and Chief Executive Officer of Harris Bank, Bartlett, Illinois.

6. Mr. Gordon has served as President and Chief Executive Officer of the Company's subsidiary, Peoples Trust Company, (acquired on April 30, 1998 in the merger with P.T.C. Bancorp), since May 1, 1998. Since October, 1997, Mr. Gordon has served as President of Peoples Trust Company and, prior to that time, as Executive Vice President of that bank.

                        EXECUTIVE COMPENSATION

Report of Compensation Committee

     The Compensation of the Company's executive officers is determined by the Compensation Committee comprised solely of non-employee directors of the Company. Salary ranges are established for all positions within the Company based upon comparative peer data as reported by the Indiana Bankers Association ("IBA") and the Bank Administration Institute ("BAI"). IBA data states the average compensation of a chief executive officer operating a $200 to $500 million banking organization in the Midwest region (Indiana, Illinois, Ohio and Michigan) is $197,400. According to BAI data, the average compensation paid to the chief executive officer operating a $250 to $500 million banking organization in the Midwest region (Illinois, Indiana, Michigan, Ohio and Wisconsin) is $219,691. The Company's established salary range for 1997 was $123,000 to $216,000 for its chief executive officer. The Compensation Committee considers the market performance of the Company's Common Stock relative to the market performance of the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index, and the Company's overall performance for the year, in establishing the compensation for the Chief Executive Officer within the approved salary range. The key performance measure the Committee used in determining Mr. Hoptry's 1997 compensation was its assessment of his ability and dedication to enhance the long-term value of the Company by continuing to provide the leadership and vision he has provided throughout his tenure as Chief Executive Officer.

     In 1995, the Company initiated an incentive compensation plan under which substantially all employees of the Company and its subsidiaries are eligible. The plan considers the performance of each subsidiary as well as consolidated results. The 1998 payout, based on 1997 results, was 5.00% of wages paid to parent Company employees; 4.72% to Union Bank employees; and 6.13% to Regional Bank employees.

                              COMPENSATION COMMITTEE
                              /s/  William G. Barron, Chairman
                              /s/  Philip A. Frantz
                              /s/  Martin G. Wilson
                              /s/  Edward J. Zoeller

Summary Compensation Table

     The following table summarizes compensation earned in 1997, 1996, and 1995, by the Company's Chief Executive Officer, and 1997 and 1996 (where applicable) compensation earned for affiliate Chief Executive Officers.

                                           Annual Compensation
                                                                Other Annual
                                Year    Salary($)  Bonus($)   Compensation($)
Name and Principal Position(a)   (b)      (c)        (d)         (e)(1)
Robert E. Hoptry                1997     178,260     9,382
Chairman of the Board, and      1996     158,839     6,142
Chief Executive Officer         1995     151,300     1,531

Michael K. Bauer                1997     121,352     7,925
Chairman of the Board,          1996     120,050     3,277
President and Chief Executive
Officer of Regional Bank

Daryl R. Tressler               1997     111,910     5,544
Chairman of the Board,          1996     107,609     4,453
President and Chief Executive   1995     103,000     2,629
Officer of Union Bank

                                         Long-Term Compensation
                                      Awards               Payouts

                                     Restricted                       All Other
                                        Stock    Options     LTIP     Compensa-
                                Year  Awards($)  SARs(#)   Payouts($) tion($)(2)
Name and Principal Position(a)   (b)     (f)       (g)       (h)         (i)
Robert E. Hoptry                1997                                     26,290
Chairman of the Board, and      1996                                     21,015
Chief Executive Officer         1995                                     20,795

Michael K. Bauer                1997                                     15,922
Chairman of the Board,          1996
President and Chief Executive
Officer of Regional Bank

Daryl R. Tressler               1997                                     16,854
Chairman of the Board,          1996                                     16,048
President and Chief Executive   1995                                     14,441
Officer of Union Bank

(1) The only type of other annual compensation for each of the named officers was in the form of perquisites, and was less than the level required for reporting.

(2) Employer contributions to the Company's Retirement and Savings Incentive Plan and matching contributions under the Company's 401 (k) feature within that Plan.

Performance Graph

     The following graph compares the change in the Company's cumulative total shareholder return on its Common Stock with the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index.

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
   Assuming $100 invested on 12/31/1992 with dividends reinvested

                                 1992    1993    1994    1995    1996    1997
NASDAQ Market Index (U.S.)     100.000 114.796 112.214 158.699 195.192 239.527
NASDAQ Financial Stocks Index  100.000 116.226 116.501 169.671 217.500 333.805
Indiana United Bancorp         100.000 115.101 111.588 136.510 163.212 261.216

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's subsidiaries have made, and expect to make in the future to the extent permitted by applicable federal and state banking laws, bank loans in the ordinary course of business to directors and officers of the Company and its subsidiaries, and their affiliates and associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Company, such loans do not involve more than a normal risk of collectibility or present other unfavorable features. In addition, the Company's banking subsidiaries have engaged, and in the future may engage, in transactions with such persons and their affiliates and associates as a depositary of funds, transfer agent, registrar, fiduciary and provider of other similar services.

                AMENDMENT TO ARTICLES OF INCORPORATION
                           (Item 2 on Proxy)

     The Board of Directors of the Company has proposed to amend
Article V of the Articles of Incorporation of the Company by submitting to the shareholders for their consideration an amendment to the Articles of Incorporation that would increase the number of authorized Common Shares from 3,000,000 to 10,000,000 (the "Amendment"). The Amendment would not change the number of authorized Preferred Shares, nor would the Amendment alter any provision governing the issuance of Common Shares or Preferred Shares except for the number of shares authorized to be issued. The Company desires to have the additional authorized Common Shares available for issuance as the need arises in connection with future acquisitions, combinations, equity financings, share distributions and dividends, employee benefit plans and other corporate purposes. The additional authorized Common Shares would be issuable by the Company without further authorization by shareholders on such terms as the Company's Board of Directors may lawfully determine. The effect of the authorization and issuance of additional Common Shares (other than on a pro rata basis among holders of Common Shares) would be to dilute the present voting power of some or all of the holders of Common Shares. Holders of Common Shares have no preemptive rights.

     The power to issue a greater number of Common Shares, in addition to the other corporate purposes discussed above, could enable the Board of Directors to make more difficult the replacement of incumbent directors or the accomplishment of certain business combinations opposed by the Board. The Amendment could also enhance the Board's ability to maintain incumbent management or to discourage or defeat proposals that are not in the shareholders' best interests, in the view of the Board of Directors, but that may be supported by holders of a significant percentage of the Company's Common Shares.

     The Amendment will be approved if, assuming the presence of a quorum at the Annual Meeting, the number of votes cast for the Amendment exceeds the number of votes cast against it at the Annual Meeting. Abstentions and broker non-votes will not be treated as votes for or against the Amendment.

     The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the Amendment.


        RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (Item 3 on Proxy)

     The Company has appointed Geo. S. Olive & Co. LLC, Indianapolis, Indiana, as the Company's independent accountants for the fiscal year ending December 31, 1998. Geo. S. Olive & Co. LLC has served as the Company's independent accountants since 1983. Services provided to the Company and its subsidiaries by Geo. S. Olive & Co. LLC with respect to the fiscal year ended December 31, 1997 included the examination of the Company's consolidated financial statements and consultations on various tax matters. Representatives of Geo. S. Olive & Co. LLC will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     In the event shareholders do not ratify the selection of Geo. S. Olive & Co. LLC as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Board.

     The Board recommends that shareholders vote "FOR" ratification of the appointment of Geo. S. Olive & Co. LLC as the Company's independent accountants for the 1998 fiscal year.


                         SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company by January 19, 1999 in order to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting.

     The Company's Bylaws establish an advance notice procedure for shareholders to bring business before an annual meeting of shareholders of the Company (the "Shareholder Notice Procedure"). The Shareholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before such meeting. Under the Shareholder Notice Procedure, to be timely, notice of shareholder proposals to be made at an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

     Under the Shareholder Notice Procedure, a shareholder's notice relating to the conduct of business must contain certain information about such business and about the proposing shareholder, including, without limitation, a brief description of the business the shareholder proposes to bring before the annual meeting, the reasons for conducting such business at such meeting, the name and address of such shareholder, the number of shares of Common Stock of the Company beneficially owned by such shareholder and any material interest of such shareholder in the business so proposed. If the Chairman of the Board or other officer presiding at a meeting determines that such business was not brought before the meeting in accordance with the Shareholder Notice Procedure, such business will not be conducted at such meeting.

     By requiring advance notice of other proposed business, the Shareholder Notice Procedure is intended to provide an orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Board, will provide the Board with an opportunity to inform shareholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the Board's position regarding action to be taken with respect to such business, so that shareholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

                             OTHER MATTERS

     The only matters to be considered at the meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Annual Meeting of Shareholders and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, the Board of Directors intends that the persons named in the accompanying proxy form, or their substitutes, will vote the shares represented by such proxy form in accordance with their best judgment on such matters.

            Incorporation of Certain Documents by Reference

     All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting will be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

                              By order of the Board of Directors,



                              SUE FAWBUSH
                              Secretary


Greensburg, Indiana
May 19, 1998